IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the
Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO
WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER
(OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND
MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE
MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY
GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This term sheet is not required to, and does not contain all information that is required to be included in the prospectus and the prospectus supplement for the Offered Certificates. The information in this term sheet is preliminary and is subject to completion or change.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase any of the Offered Certificates, supersedes information contained in any prior similar term sheet, the term sheet supplement and any other free writing prospectus relating to those Offered Certificates.

This term sheet and the related term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

January 29, 2007

Important  notice  about  information  presented  in any final  term  sheet  for any  class of  Offered
Certificates,  the term sheet  supplement and the related base  prospectus  with respect to the Offered
Certificates

We provide  information  to you about the Offered  Certificates  in three or more separate  documents that provide progressively more detail:

       o          the related base prospectus, dated December 6, 2006, which provides general information, some of which may not apply to the Offered Certificates;

       o          the term sheet supplement, dated January 17, 2007, which provides general information about series of certificates issued pursuant to the depositor's QH program, some of which may not apply to the Offered Certificates; and

       o          this term sheet, which describes terms applicable to the classes of Offered
                  Certificates described herein and provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

This term sheet provides a very general overview of certain terms of the Offered Certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a class of the Offered Certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

If the description of the Offered Certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The Offered Certificates are reflected in the table below.

The information in this term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates, supersedes any information contained in any prior similar materials relating to such certificates. The information in this term sheet is preliminary, and is subject to completion or change. This term sheet is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter's obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

None of the issuing entity of the certificates or any of its affiliates  prepared,  provided,  approved or verified any  statistical or numerical  information  presented  herein,  although that  information may be based in part on loan level data provided by the issuing entity or its affiliates.

Risk Factors

The Offered  Certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of Offered  Certificates  unless you understand the prepayment,  credit,  liquidity and market risks  associated with that class.  The Offered  Certificates  are complex  securities.  You should possess,  either alone or together with an  investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement and the related base prospectus for the Offered  Certificates  in the context of your  financial  situation and tolerance for risk. You should carefully  consider,  among other  things,  all of the  applicable  risk  factors in  connection  with the purchase of any class of the Offered  Certificates  listed in the section  entitled  "Risk Factors" in the term sheet supplement.

                         $522,264,000 of Offered Certificates
                          RALI Series 2007-QH1 Trust -Issuer
                      Residential Accredit Loans, Inc. -Depositor
           Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH1

Description of the Offered Certificates

______________________________________________________________________________________________________________________________________
                    Approximate                             Expected
                    Certificate                              Credit                                   Estimated
                     Principal        Expected Ratings     Enhancement                                 Avg. Life    Principal Payment
 Certificates     Balance ($) (1)      (Moody's/S&P)       Percentage(2) Initial Pass-Through Rate(3)  (yrs) (4)       Window (4)
______________________________________________________________________________________________________________________________________
      A-1             297,454,000         Aaa/AAA            43.33%             LIBOR + 0.16%            3.27         Feb07-Jul15
______________________________________________________________________________________________________________________________________
      A-2             123,939,000         Aaa/AAA            19.72%             LIBOR + 0.19%            3.27         Feb07-Jul15
______________________________________________________________________________________________________________________________________
      A-3              74,364,000         Aaa/AAA             5.55%             LIBOR + 0.24%            3.27         Feb07-Jul15
______________________________________________________________________________________________________________________________________
      M-1              11,023,000         Aa1/AA              3.45%             LIBOR + 0.39%            6.10         Aug10-Jul15
______________________________________________________________________________________________________________________________________
      M-2               2,887,000         Aa1/AA              2.90%             LIBOR + 0.41%            6.10         Aug10-Jul15
______________________________________________________________________________________________________________________________________
      M-3               2,624,000          Aa2/A              2.40%             LIBOR + 0.50%            6.09         Aug10-Jul15
______________________________________________________________________________________________________________________________________
      M-4               2,887,000          A1/A               1.85%             LIBOR + 0.57%            5.97         Aug10-May15
______________________________________________________________________________________________________________________________________
      M-5               2,624,000         A2/BBB              1.35%             LIBOR + 1.40%            5.70         Aug10-Jul14
______________________________________________________________________________________________________________________________________
      M-6               1,838,000         Baa1/NR             1.00%             LIBOR + 1.50%            5.41         Aug10-May13
______________________________________________________________________________________________________________________________________
      M-7               2,624,000         Baa3/NR             0.50%             LIBOR + 1.50%            4.72         Aug10-Feb13
______________________________________________________________________________________________________________________________________

(1)  The Certificate  Principal  Balances are based on scheduled  balances of the Mortgage Loans as of the
     Cut-Off Date and are subject to an aggregate +/-10% variance on the Certificates.

(2)  Includes fully funded  overcollateralization  of  approximately  0.50%. The Class A-1 Certifcates and
     Class A-2  Certificates  will each be a super  senior  class.  The  Class  A-2  Certificates  will be entitled  to  additional  credit  support  from  the  Class  A-3  Certificates,  and  the  Class  A-1
     Certificates  will be entitled to  additional  credit  support  from the Class A-2  Certificates  and
     Class A-3 Certificates.

(3)  The  Pass-Through  Rates for the Class A-1, Class A-2 and Class A-3  Certificates  will be adjustable rates  equal to the lesser of (i)  one-month  LIBOR plus the  related  margin  (which  margin will be multiplied  by 2.0 after the first  possible  Optional  Cleanup Call Date) and; (ii) the Net Rate Cap
     (as defined herein) for that  Distribution  Date The Pass-Through  Rates for the Class M Certificates
     (as defined  herein) will be adjustable  rates equal to the lesser of of (i) one-month LIBOR plus the related  margin (which margin will be multiplied  by 1.5 after the first  possible  Optional  Cleanup
     Call Date) and (ii) the Net Rate Cap (as defined herein) for that Distribution Date.

(4)  Assuming 25% CPR (the "Pricing  Prepayment  Assumption") and the 10% Clean-up Call is exercised using the Settlement Date.

____________________________________________________________________________________________________________________
Mortgage Pool Stipulated Characteristics
____________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________
 Mortgage Loan Type:                                                            Five Year Hybrid Payment Option ARM
____________________________________________________________________________________________________________________
Aggregate Stated Principal Balance (+/-5%):                                                            $525,000,000
____________________________________________________________________________________________________________________
Gross Weighted Average Coupon (+/-0.10):                                                                     7.299%
____________________________________________________________________________________________________________________
Weighted Average Primary Servicing Fee:                                                                      0.375%
____________________________________________________________________________________________________________________
Weighted Average Master Servicing Fee:                                                                       0.050%
____________________________________________________________________________________________________________________
Weighted Average Net Coupon (+/-0.10):                                                                       6.874%
____________________________________________________________________________________________________________________
Weighted Average Gross Margin:                                                                               2.250%
____________________________________________________________________________________________________________________
Weighted Average Life Cap:                                                                                   9.950%
____________________________________________________________________________________________________________________
Index -MTA (+/-3.00):                                                                                       95.000%
____________________________________________________________________________________________________________________
Index - 1 Month LIBOR (+/-2.00):                                                                               5.0%
____________________________________________________________________________________________________________________
Index - 6 Month LIBOR (+/-1.00):                                                                               0.0%
____________________________________________________________________________________________________________________
Index -12 Month LIBOR (+/-1.00):                                                                               0.0%
____________________________________________________________________________________________________________________
Negative Amortization Limit = 110% (+/-1.00):                                                                  1.0%
____________________________________________________________________________________________________________________
Negative Amortization Limit = 115% (+/-2.00):                                                                 99.0%
____________________________________________________________________________________________________________________
Amortization Type - 30/30 (+/-2.00):                                                                         100.0%
____________________________________________________________________________________________________________________
Amortization Type - 40/30 (+/-1.00):                                                                           0.0%
____________________________________________________________________________________________________________________
Amortization Type - 40/40 (+/-1.00):                                                                           0.0%
____________________________________________________________________________________________________________________
No Prepay Penalty (+/-2.00)                                                                                  16.02%
____________________________________________________________________________________________________________________
1 Year Prepayment Penalty (+/-2.00)                                                                          24.59%
____________________________________________________________________________________________________________________
2 Year Prepayment Penalty (+/-2.00)                                                                           5.68%
____________________________________________________________________________________________________________________
3 Year Prepayment Penalty (+/-2.00)                                                                          53.71%
____________________________________________________________________________________________________________________
First Payment Reset - 36 Months:                                                                               0.0%
____________________________________________________________________________________________________________________
First Payment Reset - 60 Months:                                                                             100.0%
____________________________________________________________________________________________________________________
First Payment Reset - 72 Months:                                                                               0.0%
____________________________________________________________________________________________________________________
Mandatory Recast (Months):                                                                                      120
____________________________________________________________________________________________________________________
Weighted Average Loan-to-Value Ratio (+/-2.00):                                                               73.5%
____________________________________________________________________________________________________________________
California Concentration (+/-5.00):                                                                           66.9%
____________________________________________________________________________________________________________________
Full/Alt documentation (+/-5.00):                                                                             10.5%
____________________________________________________________________________________________________________________
Stated/SISA (+/-5.00):                                                                                        89.5%
____________________________________________________________________________________________________________________
NINA/No Ratio/No Documentation (+/-1.00):                                                                      0.0%
____________________________________________________________________________________________________________________
Cash out refinance (+/-5.00):                                                                                 54.9%
____________________________________________________________________________________________________________________
Single Family Detached (+/-5.00):                                                                             90.8%
____________________________________________________________________________________________________________________
Investor property (+/-5.00):                                                                                   9.3%
____________________________________________________________________________________________________________________
Second Home/Vacation (+/-3.00):                                                                                3.7%
____________________________________________________________________________________________________________________
Weighted Average FICO (+/-10.00):                                                                               713
____________________________________________________________________________________________________________________
Average Mortgage Loan Balance (+/-15%):                                                                    $342,013
____________________________________________________________________________________________________________________

Features of the Transaction

o     Offering consists of certificates totaling approximately $522,264,000,of which approximately
      $495,757,000 will be rated Aaa/AAA by Moody's and S&P, respectively.

o     The expected amount of credit support for the Class A-1 Certificates will be approximately 43.33%, for the Class A-2 Certificates will be approximately 19.72%, for the Class A-3 Certificates will be approximately 5.55%, for the Class M-1 Certificates will be approximately 3.45%, for the Class
      M-2 Certificates will be approximately 2.90%, for the Class M-3 Certificates will be approximately
      2.40%, for the Class M-4 Certificates will be approximately 1.85%, for the Class M-5

       Certificates  will be approximately  1.35%, for the Class M-6 Certificates  will be approximately
       1.00%, and for the Class M7 Certificates will be approximately 0.50% .

o      The collateral is expected to consist primarily of 30-year hybrid adjustable-rate negative amortization mortgage loans secured by first liens on one-to four-family residential properties acquired by Residential Funding Company, LLC. The mortgage rate on each mortgage loan is adjustable, after a specified period after origination during which the mortgage rate is fixed, based on the One-Year MTA index or one-month LIBOR index. The initial fixed rate period for all mortgage loans will be five years.

o      This transaction will contain a swap agreement with an initial swap notional amount beginning on the March 2007 Distribution Date of approximately $503,190,525. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each
       Distribution Date prior to the termination of the swap agreement (except for the first
       Distribution Date), the supplemental interest trust will be obligated to pay an amount equal to the a per annum rate of 5.12% (on an actual/360 basis) on the swap notional amount to the swap provider and the supplemental interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis) on the swap notional amount from the swap provider. See page 19 for swap agreement details.

Time Table

Cut-Off Date:            January 1, 2007

Closing Date:            January 30, 2007

Settlement Date:         January 31, 2007

Distribution Date:       25th of each month or the next business day if such day is not a business day.

First Distribution       February 26, 2007
Date:

Assumed Final            The distribution date occurring in February 2037. The actual final distribution date could
Distribution Date:       be substantially earlier.

Key Terms

Issuer:                  RALI Series 2007-QH1 Trust

Depositor:               Residential Accredit Loans, Inc.

Master Servicer:         Residential Funding Company, LLC

Trustee:                 Deutsche Bank Trust Company Americas

Supplemental Interest    Deutsche Bank Trust Company Americas
Trust Trustee:

Significant Servicers:   Servicers that may subservice 10% or more by principal amount of the mortgage loans include HomeComings Financial, LLC, a wholly-owned subsidiary of the Master Servicer.

Swap Provider:           Bear Stearns Financial Products, Inc.

Rating Agencies:         Moody's Investor Services, Inc. and Standard & Poor's, a division of the McGraw
                         Hill Companies, Inc, .

Type of Issuance:        Public for all the Offered Certificates.

Offered Certificates:    Class A Certificates and Class M Certificates

Class A Certificates:    Class A-1, Class A-2 and Class A-3 Certificates

Class M Certificates:    Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
                         Certificates

LIBOR Certificates:      Class A Certificates and Class M Certificates

Servicer Advancing:      The Master Servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent the advance is deemed recoverable.

Delay Days:             0 day delay on the LIBOR Certificates

Prepayment Period:      As to any Distribution Date, the period commencing on the 16th day of the month prior to the month in which that Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

Day Count:              Actual/360 basis for the LIBOR Certificates

Interest Accrual        For the LIBOR Certificates from the prior Distribution Date to the day prior to the
Period:                 current Distribution Date except for the initial interest accrual period for which interest will accrue from the Closing Date.

Compensating            On each distribution date, the Master Servicer is required to cover certain
Interest:               interest shortfalls as a result of certain prepayments, by reducing its servicing compensation, as more fully described in the term sheet supplement. The reduction in the Master Servicer's servicing compensation for any Distribution Date will be limited to an amount equal to the lesser of (i) the master servicing fee and investment earnings on the custodial account and (ii) the product of:

                                   o  0.125% multiplied by
                                   o  one-twelfth multiplied by
                                   o  the aggregate stated principal balance of the mortgage loans as of the first day of the prior month.

Pricing Prepayment       A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 25%
Assumption:              per annum of the then outstanding principal balance of the mortgage loans in each month thereafter during the life of the mortgage loans.

Excess Spread:           The initial weighted average adjusted net mortgage rate of the mortgage pool will be greater than the interest payments on the Offered Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-Off Date and initial marketing spreads:

                         Initial Gross WAC(1):                                                 7.281%
                         Less Fees & Expenses:                                                 0.425%
                         Net WAC(1):                                                           6.856%
                         Less Initial Offered Certificate Coupon (Approx.) (2):                5.499%
                         Initial Excess Spread(1)(2)(3):                                       1.357%

         (1)      This amount will vary on each Distribution Date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

         (2)      Assumes one-month LIBOR equal to 5.32%, initial marketing spreads and a 30-day month.
                  This amount will vary on each distribution date based on changes to the weighted average
                  Pass-Through Rates on the Offered Certificates as well as any changes in day count.

         (3)      For any Distribution Date when the swap agreement is in effect, the excess spread will increase or decrease by the swap inflow or outflow for that Distribution Date. If the swap agreement were in effect for the first Distribution Date, given an assumption of one-month
                  LIBOR equal to the 5.320%, a swap rate of 5.120% per annum and a swap notional for the first month equal to the initial aggregate certificate principal balance of the offered certificates, excess spread would increase by 0.199%.

Collateral Description:  As of January 1, 2007, the aggregate principal balance of the mortgage loans described herein is expected to be approximately 524,888,979. The mortgage rates for the Mortgage Loans are initially fixed for five years after origination. At the end of the fixed period, each mortgage rate will adjust monthly based on the Mortgage Index plus the respective margin subject to lifetime caps. All loans are subject to negative amortization for the first ten years given that the minimum payment due is based on an interest rate less than the mortgage rate on the loan.

                         For each of the Mortgage Loans, the related borrower must make a minimum monthly payment which is subject to an adjustment after the 5th year from origination of the loan and annually thereafter until the loan is recast. When adjusted, the minimum payment change will be limited to no more than 7.5% of the previous payment amount. This payment may result in deferred interest which is added to the outstanding principal balance. This may also be referred to as negative amortization. Recast will occur at the end of 10 years, or earlier if the maximum negative amortization cap of 110% or 115% is reached.

                         On each Distribution Date prior to recast, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above. Those payment options will include (i) interest only payment;
                         (ii) full amortization payment - the amount necessary to pay the loan off
                         (including all principal and interest) on the maturity date in substantially equal installments at the interest rate effective during the preceding month;
                         and (iii) accelerated payment - the amount necessary to pay the loan off
                         (including all principal and interest) within a fifteen (15) year period from the first payment due date in substantially equal installments at the interest rate effective during the preceding month. Those payment options will only be available to the borrower until the loan is recast. If the loan recasts prior to year 10 because it has reached its maximum negative amortization cap, three payment options will be available until the loan reaches its 10th year. These three payment options include (i) interest only payment; (ii) full amortization payment; and (iii) accelerated payment. After year 10, the only payment option is the full amortization payment.

The Mortgage Loans:      The Mortgage Loans will be secured by first lien mortgage loans secured by one-to-four family residential properties. The mortgage rates for the loans are fixed for the first five years after origination, thereafter each mortgage rate will adjust monthly based on the respective Mortgage Index plus the related margin subject to lifetime caps if any. All loans are subject to negative amortization.

Expense Fee Rate:        The "Expense Fee Rate" is comprised of primary servicing fees and a master servicing fee. The weighted average Expense Fee Rate will be equal to approximately 0.425% per annum.

Optional Clean Up        The Distribution Date on which the aggregate principal balance of the Mortgage Loans
Call:                    for such Distribution Date becomes less than 10% of the Cut-off Date principal balance of the
                         Mortgage Loans.

Tax Treatment:           It is anticipated that the Offered Certificates will be treated as REMIC regular interests for tax purposes.

ERISA Eligibility:       The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions, after termination of the Supplemental Interest Trust which holds the swap agreement. Prior to that time, plans may invest in the Offered Certificates if they meet the requirements of an investor-based exemption. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

SMMEA Eligibility:       It is expected that the Class A, Class M-1 Certificates, Class M-2 Certificates
                         and Class M-3 Certificates will constitute "mortgage related securities" for purposes of SMMEA and the Class M-4, Class M-5, Class M-6 and Class M-7
                         Certificates will not constitute "mortgage related securities" for purposes of
                         SMMEA.

Minimum                  $100,000 for the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and
Denomination:            Class  M-7 Certificates.

Delivery:                DTC

Structure of the Offered Certificates

Credit Enhancement:      The credit enhancement provided for the Certificates in the form of    net monthly  excess     cashflow,
                         subordination, overcollateralization, and any net swap payments received pursuant to swap agreement.

Negative Amortization    In the event that the minimum payment made by the borrower does not cover the full interest required as per the mortgage rate, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of negative amortization (referred to herein as the "Deferred Interest").
                         The amount of Deferred Interest, if any, for a given month, to the extent not offset first by principal prepayments on the mortgage loans received during the related prepayment period and interest on the mortgage loans accruing in excess of the weighted average certificate pass through rate, will reduce the amount of interest collected on the related mortgage loans and available to be distributed as a distribution of interest to the certificates.

Definitions

Accrued Certificate      For any Distribution Date and each class of Offered Certificates, equals the
Interest:                amount of interest accrued during the related Interest Accrual Period on the related Certificate
                         Principal Balance immediately prior to such Distribution Date at the related pass-through rate, as reduced by any prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief
                         Act (or any similar state statutes).

Principal Prepayment     The principal portion of all partial and full prepayments received during the related prepayment period.

Net Monthly Excess       With respect to any Distribution Date, an amount equal to the sum of (x) the
Cashflow:                excess of the available distribution amount for that Distribution Date over the sum of (a) the interest distribution amount for the certificates on that Distribution Date and (b) the Principal Remittance Amount for that Distribution Date, and (y)
                         the Overcollateralization Reduction Amount, if any, for that Distribution
                         Date.

Required                 For any Distribution Date (i) prior to the Stepdown Date, an amount equal to 0.50% of the
Overcollateralization    aggregate  stated principal balance of the Mortgage Loans as of the Cut-off Date,
Amount:                  (ii) on or after the Stepdown Date but prior to the Distribution Date in February 2013 provided a Trigger Event is not in effect, the greater of (x) 1.25% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor, (iii) on or after the
                         Stepdown Date and on or after the Distribution Date in February 2013 provided a
                         Trigger Event is not in effect, the greater of (x) 1.00% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                         Distribution Date and (y) the Overcollateralization Floor, or (iv) on or after the Stepdown Date if a
                         Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding
                         Distribution Date. The initial Required Overcollateralization Amount will be fully funded on the Closing
                         Date.

Overcollateralization    An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans
Floor:                   as of the Cut-Off Date, or approximately $2,624,445

Excess                   With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount on
Overcollateralization    that Distribution Date over the Required Overcollateralization Amount on that
Amount:                  Distribution Date.

Overcollateralization    With respect to any Distribution Date, the excess, if any, of (a) the
Amount:                  aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A Certificates and Class M Certificates before taking into account distributions of principal to be made on that Distribution Date.

Overcollateralization    With respect to any Distribution Date, an amount equal to the lesser of (i) the
Increase Amount:         Net Monthly Excess  Cashflow for that Distribution Date (to the extent not used to cover losses) and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that
                         Distribution Date over (y) the Overcollateralization

                         Amount for that Distribution Date.

Net Deferred Interest:   The excess if any of the Deferred Interest on Mortgage Loans over principal prepayments and interest received on the mortgage loans accruing at rates in excess of (i) the weighted average pass-through rate on the Class A
                         Certificates and Class M Certificates, (ii) the Expense Fee Rate and (iii)
                         net swap payments owed to the swap provider expressed as a per annum rate for the related distribution date.

Overcollateralization    With respect to any Distribution Date for which the Excess
Reduction Amount:        Overcollateralization Amount is, or would be,
                         after taking into account all other distributions to be made on that
                         Distribution Date, greater than zero, an amount equal to the lesser of (i)
                         the Excess Overcollateralization Amount for that Distribution Date, and
                         (ii) the Principal Remittance Amount for that Distribution Date.

Stepdown Date:           The earlier to occur of (A) the Distribution Date following the Distribution
                         Date on which the Class A Certificates have been reduced to zero and (B) the later to occur of (x) the Distribution Date occurring in February 2010 and
                         (y) the first Distribution Date on which the Senior Enhancement Percentage is equal to or greater than approximately (a) on any Distribution Date prior to the Distribution Date in February 2013, 13.875% and (b) on any
                         Distribution Date on or after the Distribution Date in February 2013,
                         11.100%.

Senior Enhancement       On any Distribution Date, the Senior Enhancement Percentage will be equal to
Percentage:              a fraction, the numerator of which is the sum of (x) the aggregate certificate principal balance of the Class M Certificates immediately prior to that
                         Distribution Date and (y) the Overcollateralization Amount immediately prior to that Distribution Date, and the denominator of which is the aggregate stated
                         principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

The Swap Agreement:      This transaction will contain a swap agreement with an initial swap notional amount beginning on the March 2007 Distribution Date of approximately
                         $503,190,525. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the first distribution date), the supplemental interest trust will be obligated to pay an amount equal to a per annum rate of 5.12% (on an actual/360 basis) on the swap notional amount to the swap provider and the supplemental interest trust will be entitled to receive an amount equal to a per annum rate of one-month
                         LIBOR (on an actual/360 basis) on the swap notional amount from the swap provider. See page 20 for swap agreement details.

                         Funds deposited into the Supplemental Interest Trust on a Distribution
                         Date will include: the net swap payments owed to the Swap Provider for such Distribution Date and net swap payments from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

                        (i)  to the Swap Provider, any net swap payments and certain swap termination payments
                             (other than termination payments resulting from a swap provider trigger event) owed for such
                             Distribution Date;

                       (ii)  to the Class A Certificateholders and Class M Certificateholders, to pay Accrued
                             Certificate Interest according to the "Interest Distributions" section, to the extent unpaid from other available funds;

                      (iii)  to the Class A Certificateholders and Class M Certificateholders,
                             to pay principal according to the "Principal Payments, but only to the extent necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds;

                       (iv)  to the Class A Certificateholders and Class M Certificateholders, to pay Interest
                             Carry Forward Amounts and Basis Risk Shortfalls according to the section "Net
                             Monthly Excess Cashflow Distributions", to the extent unpaid from other available funds;

                        (v)  to the Swap Provider, any termination payments resulting from a swap provder trigger event owed for such Distribution Date; and

                       (vi)  to the holders of the Class SB Certificates, any remaining amounts

Trigger Event:           A  Trigger  Event  is in  effect  on any  Distribution  Date  if  (i) on  that
                         Distribution  Date the  Sixty-Plus  Delinquency  Percentage  equals or exceeds
                         40% of the  prior  period's  Senior  Enhancement  Percentage  for the  Class A
                         Certificates  to be  specified in the  Prospectus  or (ii) during such period, the  aggregate  amount of realized  losses  incurred  since the  Cut-off  Date through  the  last  day  of  the  related  prepayment  period  divided  by the aggregate  scheduled  principal  balance  of  the  Mortgage  Loans  as of  the
                         Cut-off Date (the "Cumulative  Realized Loss Percentage")  exceeds the amounts set forth below:

_________________________________________________________________________________________________________________
Distribution Date                      Cumulative Realized Loss Percentage:
_________________________________________________________________________________________________________________
February 2009 - January 2010           0.150% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.171% in March 2009)
_________________________________________________________________________________________________________________
February 2010 - January 2011           0.400% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.425% in March 2010)
_________________________________________________________________________________________________________________
February 2011 - January 2012           0.700% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.721% in March 2011)
_________________________________________________________________________________________________________________
February 2012 - January 2013           0.950% for the first month, plus an additional 1/12th of 0.400% for each month thereafter (e.g., approximately 0.983% in March 2012)
_________________________________________________________________________________________________________________
February 2013 - January 2014           1.350% for the first month, plus an additional 1/12th of 0.100% for each month thereafter (e.g., approximately 1.358% in March 2013)
_________________________________________________________________________________________________________________
February 2014 and thereafter           1.450%
_________________________________________________________________________________________________________________

Sixty-Plus Delinquency    With respect to any Distribution Date on or after the Stepdown Date, the arithmetic average, for each
Percentage:               of the three Distribution Dates ending with such Distribution Date, of the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including mortgaged loans in bankruptcy, foreclosure and REO, over (y) the aggregate stated principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Net Mortgage Rate:        With respect to any Mortgage Loan, the per annum mortgage rate thereon minus the Expense Fee Rate.

Net Rate Cap:             With respect to any Distribution Date and any class of LIBOR Certificates, the lesser of (i) the Net
                          WAC Cap Rate and (ii) the Available Funds Rate.

Net WAC Cap Rate:         With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to (i)
                          the product of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net
                          Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus (ii) the product of
                          (a) a fraction expressed as a percentage, the numerator of which is the amount of any net swap payments or swap termination payment not due to a swap provider trigger event owed to the Swap Provider as of such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the
                          Mortgage Loans as of such Distribution Date, and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related
                          Interest Accrual Period.

Available Funds Rate:     With respect to any Distribution Date, a per annum rate equal to the product of (x) the Interest Remittance Amount plus full and partial prepayment amounts received on the loans and (y) a fraction, the numerator of which is
                          12 and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the due date occurring in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date), adjusted to an actual/360 rate.

Available Distribution    For any Distribution Date, an amount (net of (i) amounts reimbursable to the
Amount:                   master servicer and any subservicer (ii) any net swap payment to the swap provider and (iii) any swap termination payment owed to the swap provider not due to a swap provider trigger event) equal to (a) the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the master servicing fees and subservicing fees in respect of the mortgage loans for that Distribution Date, (b) unscheduled payments, including mortgagor

                          prepayments on the mortgage loans, insurance proceeds liquidation proceeds and subsequent recoveries from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month, and (c) all Advances made for that Distribution Date in respect of the mortgage loans.

Interest Remittance       With respect to any distribution date, the interest received or advanced
Amount:                   with respect to the Mortgage Loans, net of the Expense Fee Rate and net of
                          any net swap payments or swap termination payments not due to a swap provider trigger event owed to the swap provider as of such distribution date.

Basis Risk Shortfall:     With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date on which the Net Rate Cap is used to determine the pass-through rate for that class of certificates, an amount equal to the excess of (i) Accrued Certificate Interest for that class calculated at a rate equal to One-Month LIBOR plus the related Margin over (ii) accrued certificate interest for that class calculated assuming the Net Rate Cap being equal to the Net WAC Cap Rate; plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent not previously paid from Net Monthly Excess Cashflow or the Supplemental
                          Interest Trust.

Prepayment Interest       With respect to any Distribution Date, the aggregate shortfall, if any, in
Shortfalls:               collections of interest resulting from mortgagor prepayments on the Mortgage
                          Loans during the Prepayment Period. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefore. Any Prepayment Interest Shortfalls not covered by Master Servicing Compensation or Net Monthly Excess Cash Flow and
                          allocated to a class of Offered Certificates will accrue interest at the then applicable pass-through rate on that class of Offered Certificates.
                          Prepayment Interest Shortfalls will be allocated on a pro rata basis among the certificates.

Relief Act Shortfalls:    With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or similar legislation or regulation. Relief Act Shortfalls will be covered by available Net Monthly Excess Cashflow in the current period only as described under "Net Monthly Excess Cashflow Distributions." Any Relief Act
                          Shortfalls allocated to the Offered Certificates for the current period not covered by Net Monthly Excess Cashflow will remain unpaid. Relief Act
                          Shortfalls will be allocated on a pro rata basis among the certificates.

Interest Distribution     With respect to any Distribution Date and the Offered Certificates, the
Amount:                   aggregate amount of Accrued Certificate Interest for that Distribution Date plus any Accrued Certificate Interest remaining unpaid from any prior Distribution
                          Date, together with interest thereon, in each case to the extent distributed to the holders of the Offered Certificates from the Available Distribution Amount.

Interest Carryforward     With respect to any Distribution Date and any class of LIBOR Certificates,
Amount:                   the sum of (a) the excess, if any, of (i) Accrued Certificate Interest for such class assuming the Net Rate Cap for such Distribution Date was equal to the Net
                          WAC Cap Rate over (ii) Accrued Certificate Interest for such class assuming the
                          Net Rate Cap for such Distribution Date was equal to the Available Funds Rate and (b)
                          interest on the amount calculated pursuant to clause (a) for any prior distribution date that remains unreimbursed.

Interest Distributions:   On each Distribution Date, accrued and unpaid interest (less prepayment interest shortfalls not covered by compensating interest, Net Deferred
                          Interest and Relief Act Shortfalls) will be paid to the holders of Class A
                          Certificates and Class M Certificates to the extent of the available distribution amount as described in the term sheet supplement in the following order of priority:

                                1        To the Class A Certificates, pro rata;
                                2        To the Class M-1 Certificates;
                                3        To the Class M-2 Certificates;
                                4        To the Class M-3 Certificates;
                                5        To the Class M-4 Certificates;
                                6        To the Class M-5 Certificates;
                                7        To the Class M-6 Certificates; and
                                8        To the Class M-7 Certificates

Principal Payments:      The Class A Principal Distribution Amount, with respect to the Class A
                         Certificates, will be distributed to the Class A-1, Class A-2 and Class A-3
                         Certificates, pro rata, until their Certificate Principal Balances have been reduced to zero.

                         The Class M Certificates will be subordinate to the Class A Certificates, and will not receive any principal payments before the Stepdown Date, or if a Trigger Event is in effect, unless the aggregate certificate principal balance of the Class A Certificates have been reduced to zero.

                         On or after the Stepdown Date and if a Trigger Event is not in effect, or if the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the remaining principal distribution amount will be distributed in the following order of priority: to the Class M-1
                         Certificates, the Class M-1 Principal Distribution Amount, to the Class M-2
                         Certificates, the Class M-2 Principal Distribution Amount, to the Class M-3
                         Certificates, the Class M-3 Principal Distribution Amount, to the Class M-4
                         Certificates, the Class M-4 Principal Distribution Amount, to the Class M-5
                         Certificates, the Class M-5 Principal Distribution Amount, to the Class M-6
                         Certificates, the Class M-6 Principal Distribution Amount, and to the Class
                         M-7 Certificates, the Class M-7 Principal Distribution Amount in each case until the certificate principal balance thereof has been reduced to zero.

Principal Distribution   With respect to any distribution date, the lesser of (a) the excess of (i)
Amount:                  the available distribution amount  over (ii) the Interest Distribution Amount and (b) the sum of the following:

                        1.  the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

                        2.  the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

                        3.  the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month other than Subsequent Recoveries, including, without limitation,
                            Insurance Proceeds, Liquidation Proceeds and, except to the extent applied to offset Deferred Interest, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month or, in the case of Principal Prepayments in full, during the related Prepayment
                            Period;

                        4.  the lesser of (a) the Net Monthly Excess Cash Flow for that distribution date, , and (b) the principal portion of any Realized Losses allocated to any class of Offered Certificates on a prior distribution date and remaining unpaid, to the extent covered by Subsequent Recoveries for that distribution date as described under "Net Monthly Excess Cash Flow Distributions";

                        5.  the lesser of (a) the Net Monthly Excess Cash Flow for that distribution date, to the extent not used pursuant to clause (4) above on such distribution date and (b) the principal portion of any
                            Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "Net Monthly Excess Cash Flow Distributions";

                        6.  the lesser of (a) the Net Monthly Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (4) and (5) above on such distribution date, and (b) the amount of any
                            Overcollateralization Increase Amount for that distribution date; and

                        7.  amounts available pursuant to clause (iii) under "The Swap Agreement"

                            minus

                        8.  the amount of any Overcollateralization Reduction Amount for that distribution date; and

                        9.  any related Capitalization Reimbursement Amount as further defined in the Term Sheet Supplement for this transaction.

                            In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate
                            Principal Balance of the Offered Certificates.

Principal Remittance     For any Distribution Date, the sum of the following amounts: (i) the
Amount:                  principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections other than subsequent recoveries received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not applied to offset
                         Deferred Interest and to the extent not distributed in the month.

Class A Principal        With respect to any Distribution Date:
Distribution Amount:

                         1. prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date, or

                         2. on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:
                            (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over
                            (b) the lesser of (x) the product of (1) approximately 86.125% for any Distribution Date prior to the
                            Distribution Date in February 2013 and approximately 88.900% for any Distribution Date on or after the Distribution Date in February 2013 and (2) the aggregate stated principal balance of the
                            Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-1 Principal         With respect to any Distribution Date:
Distribution Amount:

                         1. prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or

                         2. on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                 (i) the remaining Principal Distribution Amount for that Distribution
                                 Date after distribution of the Class A Principal Distribution Amount;
                                 and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount) and
                                 (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (b) the lesser of (x)
                                 the product of (1) approximately 91.375% for any Distribution Date prior to the Distribution Date in February 2013 and approximately
                                 93.100% for any Distribution Date on or after the Distribution Date in
                                 February 2013 and (2) the aggregate stated principal balance of the
                                 Mortgage Loans after giving effect to distributions to be made on that
                                 Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-2 Principal      With respect to any Distribution Date:
Distribution Amount:

                         1. prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount, or

                         2. on or after the Stepdown Date if a Trigger Event is not in effect for thatDistribution Date, the lesser of:
                            (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount; and (ii) the
                            excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A Certificates and
                            Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution
                            Amount and Class M-1 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 92.750% for any Distribution Date prior to the
                            Distribution Date in February 2013 and approximately 94.200% for any Distribution Date on or after the
                            Distribution Date in February 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated
                            principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                            Distribution Date, less the Overcollateralization Floor.

Class M-3 Principal      With respect to any Distribution Date:
Distribution Amount:
                         1. prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, and
                            Class M-2 Principal Distribution Amount, or

                         2. on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                 (i) the remaining Principal Distribution Amount for that Distribution
                                 Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal
                                 Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and
                                 Class M-2 Certificates (after taking into account the payment of the
                                 Class A Principal Distribution Amount, the Class M-1 Principal
                                 Distribution Amount and the Class M-2 Principal Distribution Amount for
                                 that Distribution Date) and (2) the certificate principal balance of the
                                 Class M-3 Certificates immediately prior to that Distribution Date over
                                 (b) the lesser of (x) the product of (1) approximately 94.000% for any
                                 Distribution Date prior to the Distribution Date in February 2013 and approximately 95.200% for any Distribution Date on or after the
                                 Distribution Date in February 2013 and (2) the aggregate stated
                                 principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                 Overcollateralization Floor.

Class M-4 Principal      With respect to any Distribution Date:
Distribution Amount:

                         1. prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                            Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount, or

                         2. on or after the Stepdown Date if a Trigger Event is not in effect for that
                            Distribution Date, the lesser of:

                            (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
                            Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and (ii) the excess of
                            (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and
                            Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution
                            Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the
                            Class M-3 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (b) the lesser of
                            (x) the product of (1) approximately 95.375% for any Distribution Date prior to the
                            Distribution Date in February 2013 and approximately 96.300% for any Distribution Date on or after the
                            Distribution Date in February 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated
                            principal

                            balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Class M-5 Principal      With respect to any Distribution Date:
Distribution Amount:
                         1. prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                            Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal
                            Distribution Amount, or

                         2. on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                 (i) the remaining Principal Distribution Amount for that Distribution
                                 Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal
                                 Distribution Amount, Class M-3 Principal Distribution Amount and the
                                 Class M-4 Principal Distribution Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A,
                                 Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal
                                 Distribution Amount, Class M-3 Principal Distribution Amount and the
                                 Class M-4 Principal Distribution Amount for that Distribution Date) and
                                 (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (b) the lesser of (x)
                                 the product of (1) approximately 96.625% for any Distribution Date prior to the Distribution Date in February 2013 and approximately 97.300% for any Distribution Date on or after the Distribution Date in February 2013 and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution
                                 Date and (y) the aggregate stated principal balance of the Mortgage
                                 Loans after giving effect to distributions to be made on that
                                 Distribution Date, less the Overcollateralization Floor.

Class M-6 Principal      With respect to any Distribution Date:
Distribution Amount:

                         1. prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount,
                            Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount , Class M-4 Principal
                            Distribution Amount, and Class M-5 Principal Distribution Amount or

                        2.  on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                                 (i) the remaining Principal Distribution Amount for that Distribution
                                 Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2 Principal
                                 Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4
                                 Principal Distribution Amount, Class M-5 Principal Distribution and (ii)
                                 the excess of (a) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and
                                 Class M5 Certificates (after taking into account the payment of the
                                 Class A Principal Distribution Amount, the Class M-1 Principal
                                 Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3
                                 Principal Distribution Amount, the Class M-4 Principal Distribution
                                 Amount, and the Class M-5 Principal Distribution Amount for that
                                 Distribution Date) and (2) the certificate principal balance of the
                                 Class M6 Certificates immediately prior to that Distribution Date over
                                 (b) the lesser of (x) the product of (1) approximately 97.500% for any
                                 Distribution Date prior to the Distribution Date in February 2013 and approximately 98.000% for any Distribution Date on or after the
                                 Distribution Date in February 2013 and (2) the aggregate stated
                                 principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the
                                 Overcollateralization Floor.

Class M-7 Principal      With respect to any Distribution Date:
Distribution Amount:
                         1. prior to the Stepdown Date or on or after the Stepdown Date if a Trigger
                            Event is in effect for that Distribution Date, the remaining Principal
                            Distribution Amount for that Distribution Date after distribution of the
                            Class A Principal Distribution Amount, Class M-1 Principal Distribution
                            Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
                            Distribution Amount , Class M-4 Principal Distribution Amount, Class M-5
                            Principal Distribution Amount, and Class M-6 Principal

                            Distribution Amount or

                         2. on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                            (i) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, Class M-2
                            Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal
                            Distribution Amount, Class M-5 Principal Distribution Amount, and Class M-6 Principal Distribution
                            Amount and (ii) the excess of (a) the sum of (1) the aggregate certificate principal balance of the
                            Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1
                            Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
                            Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal
                            Distribution Amount, and the Class M-6 Principal Distribution Amount for that Distribution Date)
                            and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that
                            Distribution Date over (b) the lesser of (x) the product of (1) approximately 98.750% for any
                            Distribution Date prior to the Distribution Date in February 2013 and approximately 99.000% for any
                            Distribution Date on or after the Distribution Date in February 2013 and (2) the aggregate stated
                            principal balance of the Mortgage Loans after giving effect to distributions to be made on that
                            Distribution Date and (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

Net Monthly Excess       On each Distribution Date, the Net Monthly Excess Cashflow will be distributed among
Cashflow Distributions:  the Certificates in the following order of priority:

                         1. To pay to holders of the class or classes of certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A-2, Class A-3 and Class M
                            Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

                         2. As part of the Principal Distribution Amount, to pay to the holders of the offered certificates then entitled to receive distribution of principal (as described above) in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage
                            Loans for the preceding calendar month;

                         3. To pay any Overcollateralization Increase Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;

                         4. To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on
                            Prepayment Interest Shortfalls allocated thereto, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, to the extent not covered by Eligible Master Servicing
                            Compensation on that Distribution Date;

                        5. To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;

                        6. To the holders of the Class A Certificates, pro rata, and then to the holders of the Class M
                           Certificates, in order of priority, any Interest Carryforward Amounts allocated thereto that remains unpaid as of the Distribution Date;

                        7. To the holders of the Class A Certificates, pro rata, then to the holders of the Class M
                           Certificates, in order of priority, any Basis Risk Shortfalls allocated thereto that remains unpaid as of the Distribution Date;

                        8. To pay the holders of the Class A Certificates and Class M Certificates, pro rata, based on
                           Relief Act Shortfalls allocated thereto on that Distribution Date, the amount of any Relief Act
                           Shortfalls occurring in the current interest accrual period;

                        9. To pay the holders of the Class A-2 Certificates first, then to the holders of the Class A-3
                           Certificates, and then to the holders of the Class M Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

                       10. To the supplemental interest trust for the payment of any remaining Swap Termination Payments due to a swap provider trigger event; and

                       11. To pay the holders of the Class SB Certificates and Class R Certificates any balance remaining in accordance with the terms of the pooling and servicing agreement.

Allocation of Losses:  Realized losses on the Mortgage Loans will be allocated as follows: first, to Net Monthly Excess Cashflow; second, by a reduction in the
                       Overcollateralization Amount until reduced to zero; third to the Class M-7
                       Certificates until the certificate principal balance thereof has been reduced to zero, fourth to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero; fifth to the Class M-5
                       Certificates until the certificate principal balance thereof has been reduced to zero; sixth, to the Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero; seventh, to the Class
                       M-3 Certificates until the certificate principal balance thereof has been reduced to zero; eighth, to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero; ninth, to the Class M-1
                       Certificates until the certificate principal balance thereof has been reduced to zero; tenth, to the Class A-3 Certificates until the certificate principal balance thereof has been reduced to zero; and eleventh, to the
                       Class A-2 Certificates until the certificate principal balance therof has been reduced to zero. There will be no realized losses allocated to the
                       Class A-1 Certificates until the final Distribution Date.

Mortgage Pool Description with Final Data (1)

_______________________________________________________________________________
Aggregate Principal Balance                                       $524,888,979
_______________________________________________________________________________
Average Loan Balance                                                  $374,653
_______________________________________________________________________________
Number of Loans                                                          1,401
_______________________________________________________________________________
Weighted Average Months to Roll                                             59
_______________________________________________________________________________
Weighted Average Term to Maturity                                          359
_______________________________________________________________________________
Gross WAC                                                               7.281%
_______________________________________________________________________________
Weighted Average Expense Rate before Reset                              0.425%
_______________________________________________________________________________
Net WAC                                                                 6.856%
_______________________________________________________________________________
Minimum Coupon                                                          6.000%
_______________________________________________________________________________
Maximum Coupon                                                          8.375%
_______________________________________________________________________________
Maximum Rate                                                            9.950%
_______________________________________________________________________________
Weighted Average Gross Margin                                           2.250%
_______________________________________________________________________________
Weighted Average Net Margin                                             1.825%
_______________________________________________________________________________
Prepayment Penalty                                                      83.89%
_______________________________________________________________________________
One Year Hard Prepayment Penalties                                      24.62%
_______________________________________________________________________________
Three Year Hard Prepayment Penalties                                    53.26%
_______________________________________________________________________________
One-Month LIBOR Indexed Percent                                          4.81%
_______________________________________________________________________________
One-Month MTA Indexed Percent                                           95.19%
_______________________________________________________________________________
Weighted Average FICO                                                      713
_______________________________________________________________________________
Cash Out Refinance Percent                                              54.94%
_______________________________________________________________________________
California Percent                                                      67.94%
_______________________________________________________________________________
Primary Residence Percent                                               87.28%
_______________________________________________________________________________
Single Family and PUD Percent                                           91.56%
_______________________________________________________________________________
Single Largest Zip Code Percent                                          1.11%
_______________________________________________________________________________
Largest Individual Loan Balance                                     $1,506,116
_______________________________________________________________________________
Original Loan-to-Value Ratio                                            73.51%
_______________________________________________________________________________
Combined Loan-to-Value Ratio                                            77.60%
_______________________________________________________________________________
Final Maturity Date                                                   1/1/2037
_______________________________________________________________________________

(1) All percentages calculated herein are percentages of scheduled principal balances as of the
    Cut-Off Date

Appendix A

Swap Agreement. On the Closing Date, the Supplemental Interest Trust Trustee will enter into a swap agreement with an initial swap notional amount beginning on the March 2007 Distribution Date of
$503,190,525. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement (except for the first distribution date), the supplemental interest trust shall be obligated to pay an amount equal to a per annum rate of 5.12% (on an actual/360 basis) on the swap notional amount to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount from the Swap
Provider.

                                            Swap Schedule

______________________________________________________________________________________________________
   Period      Distribution           Swap Notional   Period     Distribution           Swap Notional
                   Date                  Amount ($)                  Date                  Amount ($)
______________________________________________________________________________________________________
     1           25-Feb-07                      N/A     32         25-Sep-09              164,654,246
______________________________________________________________________________________________________
     2           25-Mar-07              503,190,525     33         25-Oct-09              158,618,446
______________________________________________________________________________________________________
     3           25-Apr-07              484,813,742     34         25-Nov-09              152,801,797
______________________________________________________________________________________________________
     4           25-May-07              467,108,556     35         25-Dec-09              147,193,316
______________________________________________________________________________________________________
     5           25-Jun-07              450,050,289     36         25-Jan-10              141,788,482
______________________________________________________________________________________________________
     6           25-Jul-07              433,615,170     37         25-Feb-10              136,579,616
______________________________________________________________________________________________________
     7           25-Aug-07              417,780,310     38         25-Mar-10              131,559,811
______________________________________________________________________________________________________
     8           25-Sep-07              402,523,663     39         25-Apr-10              126,722,162
______________________________________________________________________________________________________
     9           25-Oct-07              387,823,996     40         25-May-10              122,060,021
______________________________________________________________________________________________________
     10          25-Nov-07              373,660,863     41         25-Jun-10              117,566,982
______________________________________________________________________________________________________
     11          25-Dec-07              360,014,568     42         25-Jul-10              113,236,875
______________________________________________________________________________________________________
     12          25-Jan-08              346,866,146     43         25-Aug-10              109,063,756
______________________________________________________________________________________________________
     13          25-Feb-08              334,197,330     44         25-Sep-10              105,041,898
______________________________________________________________________________________________________
     14          25-Mar-08              321,990,525     45         25-Oct-10              101,165,786
______________________________________________________________________________________________________
     15          25-Apr-08              310,228,787     46         25-Nov-10               97,430,107
______________________________________________________________________________________________________
     16          25-May-08              298,895,797     47         25-Dec-10               93,829,741
______________________________________________________________________________________________________
     17          25-Jun-08              287,975,836     48         25-Jan-11               90,359,757
______________________________________________________________________________________________________
     18          25-Jul-08              277,453,765     49         25-Feb-11               87,015,406
______________________________________________________________________________________________________
     19          25-Aug-08              267,315,003     50         25-Mar-11               83,792,111
______________________________________________________________________________________________________
     20          25-Sep-08              257,545,506     51         25-Apr-11               80,685,462
______________________________________________________________________________________________________
     21          25-Oct-08              248,131,747     52         25-May-11               77,691,214
______________________________________________________________________________________________________
     22          25-Nov-08              239,060,698     53         25-Jun-11               74,805,274
______________________________________________________________________________________________________
     23          25-Dec-08              230,319,811     54         25-Jul-11               72,023,701
______________________________________________________________________________________________________
     24          25-Jan-09              221,896,998     55         25-Aug-11               69,342,696
______________________________________________________________________________________________________
     25          25-Feb-09              213,780,617     56         25-Sep-11               66,758,602
______________________________________________________________________________________________________
     26          25-Mar-09              205,959,456     57         25-Oct-11               64,266,213
______________________________________________________________________________________________________
     27          25-Apr-09              198,422,713     58         25-Nov-11               61,711,172
______________________________________________________________________________________________________
     28          25-May-09              191,159,985     59         25-Dec-11               59,253,806
______________________________________________________________________________________________________
     29          25-Jun-09              184,161,250     60         25-Jan-12               56,887,567
______________________________________________________________________________________________________
     30          25-Jul-09              177,416,857     61         25-Feb-12                      N/A
______________________________________________________________________________________________________
     31          25-Aug-09              170,917,507
______________________________________________________________________________________________________

We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Any discussion of U.S. Federal Tax issues set forth in this Term Sheet was written to support the promotion and marketing of the Offered Certificates. Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding an U.S. federal tax penalties that may be imposed on such person. Each holder should seek advice based on its particular circumstances from an independent tax advisor. This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.

Goldman, Sachs & Co.

RALI 2007 QH1 All records
Cut-off - Jan 1, 2007

Stats
______________________________
As of Date: 20070101
Count: 1,401
Current Balance: $524,888,978.63
AverageCurBal: $374,653.09
OrigWAC: 7.281
GWAC: 7.281
NetWAC: 6.856
GrossMargin: 2.250
NetMargin: 1.825
FICO:  713
Original LTV: 73.51
%Silent Seconds: 34.70
%CA: 67.94%
WALA: 1
OrigTerm: 360
WAM: 359
PerCap: 0.000
MaxRate: 9.950
Months to Roll: 59
Maximum 1 Zip Concentration: 1.108%

__________________________________________________________________________________________________________________________________________________
Prepayment Penalty          Count         Balance       Percent     GWAC     Margin   Net Margin     Age      FICO      LTV      %1H        %3H
__________________________________________________________________________________________________________________________________________________
0                            220         84,576,542     16.11      7.254      2.250    1.825         1         716     73.58      0.00      0.00
12                           310        129,233,031     24.62      7.250      2.250    1.825         1         718     74.30    100.00      0.00
24                            83         31,524,322      6.01      7.151      2.250    1.825         1         722     73.41      0.00      0.00
36                           788        279,555,084     53.26      7.317      2.250    1.825         1         709     73.13      0.00    100.00
__________________________________________________________________________________________________________________________________________________
Total:                     1,401       524,888,979     100.00     7.281     2.250    1.825           1         713     73.51     24.62     53.26
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Original Rate                   Count         Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
5.751 - 6.000                       3       1,449,484    0.28       6.000      2.250      1.825        0        759      65.27     0.00   100.00
6.001 - 6.250                      11       5,400,504    1.03       6.200      2.250      1.825        1        717      65.11    34.00    66.00
6.251 - 6.500                      49      22,356,422    4.26       6.463      2.250      1.825        1        715      70.88    27.22    52.67
6.501 - 6.750                     111      44,145,441    8.41       6.693      2.250      1.825        1        727      72.71    27.57    46.53
6.751 - 7.000                     237     100,208,404   19.09       6.927      2.250      1.825        1        726      70.26    24.38    46.22
7.001 - 7.250                     240      91,922,470   17.51       7.211      2.250      1.825        1        716      72.22    30.98    50.80
7.251 - 7.500                     319     114,218,247   21.76       7.441      2.250      1.825        1        711      74.53    19.35    51.60
7.501 - 7.750                     262      91,672,004   17.47       7.680      2.250      1.825        1        702      76.91    24.54    60.70
7.751 - 8.000                     111      35,797,027    6.82       7.918      2.250      1.825        2        693      76.13    21.80    61.65
8.001 - 8.250                      50      15,813,866    3.01       8.162      2.250      1.825        2        687      77.53    24.21    68.59
8.251 - 8.500                       8       1,905,109    0.36       8.375      2.250      1.825        2        688      79.03     0.00    90.51
__________________________________________________________________________________________________________________________________________________
Total:                          1,401     524,888,979   100.00      7.281      2.250      1.825        1        713      73.51    24.62    53.26
__________________________________________________________________________________________________________________________________________________
min: 6.000
max: 8.375
wa:  7.281
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Current Rate                    Count         Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
5.751 - 6.000                       3       1,449,484    0.28       6.000      2.250      1.825        0        759      65.27     0.00   100.00
6.001 - 6.250                      11       5,400,504    1.03       6.200      2.250      1.825        1        717      65.11    34.00    66.00
6.251 - 6.500                      49      22,356,422    4.26       6.463      2.250      1.825        1        715      70.88    27.22    52.67
6.501 - 6.750                     111      44,145,441    8.41       6.693      2.250      1.825        1        727      72.71    27.57    46.53
6.751 - 7.000                     237     100,208,404   19.09       6.927      2.250      1.825        1        726      70.26    24.38    46.22
7.001 - 7.250                     241      92,081,583   17.54       7.211      2.250      1.825        1        716      72.23    30.93    50.88
7.251 - 7.500                     319     114,218,247   21.76       7.441      2.250      1.825        1        711      74.53    19.35    51.60
7.501 - 7.750                     261      91,512,891   17.43       7.681      2.250      1.825        1        702      76.90    24.58    60.63
7.751 - 8.000                     111      35,797,027    6.82       7.918      2.250      1.825        2        693      76.13    21.80    61.65
8.001 - 8.250                      50      15,813,866    3.01       8.162      2.250      1.825        2        687      77.53    24.21    68.59
8.251 - 8.500                       8       1,905,109    0.36       8.375      2.250      1.825        2        688      79.03     0.00    90.51
__________________________________________________________________________________________________________________________________________________
Total:                          1,401     524,888,979   100.00      7.281      2.250      1.825        1        713      73.51    24.62    53.26
__________________________________________________________________________________________________________________________________________________
min: 6.000
max: 8.375
wa:  7.281
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Principal Balance             Count           Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
50,001 - 100,000                9             804,723     0.15      7.215      2.250      1.825        1        720      52.85     19.28    57.16
100,001 - 150,000              55           7,033,959     1.34      7.320      2.250      1.825        1        726      66.25     14.44    52.28
150,001 - 200,000              150         26,753,682     5.10      7.400      2.250      1.825        1        716      70.68     16.92    60.39
200,001 - 250,000              181         40,753,448     7.76      7.419      2.250      1.825        1        709      73.06     17.55    59.41
250,001 - 275,000              80          20,907,904     3.98      7.415      2.250      1.825        1        709      73.49     15.02    63.70
275,001 - 350,000              240         74,723,420    14.24      7.402      2.250      1.825        1        711      72.92     18.13    62.46
350,001 - 400,000              159         59,111,146    11.26      7.293      2.250      1.825        1        716      74.21     24.56    55.10
400,001 - 450,000              143         60,857,043    11.59      7.293      2.250      1.825        1        713      74.43     27.38    53.00
450,001 - 500,000              109         51,853,869     9.88      7.267      2.250      1.825        1        712      76.53     25.69    56.15
500,001 - 550,000              94          49,092,715     9.35      7.243      2.250      1.825        1        714      76.04     28.78    48.83
550,001 - 600,000              49          28,281,467     5.39      7.181      2.250      1.825        1        721      75.80     24.40    57.12
600,001 - 750,000              76          50,471,113     9.62      7.234      2.250      1.825        1        712      74.14     30.16    48.61
750,001 - 850,000              22          17,651,311     3.36      7.071      2.250      1.825        1        700      67.59     36.40    54.40
850,001 - 950,000              15          13,374,944     2.55      6.922      2.250      1.825        1        717      72.29     26.82    40.01
950,001 - 1,000,000             4           3,901,697     0.74      7.316      2.250      1.825        0        721      72.07     0.00     0.00
1,000,001 - 1,250,000           5           5,317,619     1.01      7.217      2.250      1.825        1        682      65.08     37.86    0.00
1,250,001 - 1,500,000           8          10,986,688     2.09      6.840      2.250      1.825        1        728      67.89     49.31    0.00
1,500,001 - 1,750,000           2           3,012,232     0.57      6.875      2.250      1.825        2        735      61.50     50.00    50.00
__________________________________________________________________________________________________________________________________________________
Total:                        1,401       524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62    3.26
__________________________________________________________________________________________________________________________________________________
min: 55,300
max: 1,506,116
avg: 374,653
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Original Term                 Count           Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
360                           1,401       524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62    53.26
__________________________________________________________________________________________________________________________________________________
Total:                        1,401       524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62    53.26
__________________________________________________________________________________________________________________________________________________
min: 360
max: 360
wa: 360
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Balloon                       Count           Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
N                             1,401       524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62    53.26
__________________________________________________________________________________________________________________________________________________
Total:                        1,401       524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62    53.26
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Original Amortization Term    Count            Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H      %3H
__________________________________________________________________________________________________________________________________________________
360                           1,401       524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62    3.26
__________________________________________________________________________________________________________________________________________________
Total:                        1,401       524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62   53.26
__________________________________________________________________________________________________________________________________________________
min: 360
max: 360
wa: 360
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
RemTerm                      Count            Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
355                             2             582,412     0.11      7.667      2.250      1.825        5        743      80.00     44.42    55.58
356                            25          10,025,628     1.91      7.754      2.250      1.825        4        709      72.92     31.49    51.77
357                            73          25,228,554     4.81      7.394      2.250      1.825        3        710      74.77     33.31    48.15
358                            377        143,970,320    27.43      7.364      2.250      1.825        2        709      72.89     26.04    54.82
359                            556        205,904,101    39.23      7.247      2.250      1.825        1        716      73.06     22.92    51.64
360                            368        139,177,964    26.52      7.188      2.250      1.825        0        712      74.59     23.51    55.07
__________________________________________________________________________________________________________________________________________________
Total:                        1,401       524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62    53.26
__________________________________________________________________________________________________________________________________________________
min: 355
max: 360
wa: 359
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Age                             Count         Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
0                                 368     139,177,964    26.52      7.188      2.250      1.825        0        712      74.59     23.51    55.07
1                                 556     205,904,101    39.23      7.247      2.250      1.825        1        716      73.06     22.92    51.64
2                                 377     143,970,320    27.43      7.364      2.250      1.825        2        709      72.89     26.04    54.82
3                                  73      25,228,554     4.81      7.394      2.250      1.825        3        710      74.77     33.31    48.15
4                                  25      10,025,628     1.91      7.754      2.250      1.825        4        709      72.92     31.49    51.77
5                                   2         582,412     0.11      7.667      2.250      1.825        5        743      80.00     44.42    55.58
__________________________________________________________________________________________________________________________________________________
Total:                          1,401     524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62    53.26
__________________________________________________________________________________________________________________________________________________
min: 0
max: 5
wa: 1
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
States                          Count         Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
AK                                  1         188,413     0.04      7.375      2.250      1.825        1        794      73.00     0.00     0.00
AL                                  3       1,221,663     0.23      7.208      2.250      1.825        1        763      76.82     0.00    41.01
AZ                                 79      22,466,742     4.28      7.359      2.250      1.825        1        714      76.16     28.06    5.95
CA                                857     356,626,334    67.94      7.231      2.250      1.825        1        712      72.49     27.23   55.74
CO                                 13       3,767,148     0.72      7.322      2.250      1.825        1        712      75.49     5.66    58.30
CT                                  5         855,332     0.16      7.391      2.250      1.825        1        720      74.14     0.00   100.00
DC                                  1         234,324     0.04      8.000      2.250      1.825        1        675      85.00     0.00   100.00
DE                                  2         517,793     0.10      7.544      2.250      1.825        1        708      80.00     45.03    0.00
FL                                170      49,557,121     9.44      7.486      2.250      1.825        1        717      75.61     19.63   60.50
GA                                  2       1,335,732     0.25      7.500      2.250      1.825        0        702      79.05     0.00    27.01
HI                                  8       4,443,337     0.85      7.184      2.250      1.825        1        713      68.77     40.04   33.15
ID                                  2         441,469     0.08      7.207      2.250      1.825        2        782      72.21     44.28    0.00
IL                                 10       2,625,824     0.50      7.326      2.250      1.825        1        718      77.21     9.73    53.06
IN                                  2         232,173     0.04      7.500      2.250      1.825        1        763      74.51     0.00   100.00
LA                                  1         126,889     0.02      6.750      2.250      1.825        2        763      80.00     0.00     0.00
MA                                  2         489,939     0.09      7.410      2.250      1.825        2        735      47.62     0.00     0.00
MD                                 12       3,332,459     0.63      7.505      2.250      1.825        2        685      74.53     8.65    52.14
MI                                  2         495,820     0.09      7.913      2.250      1.825        1        698      81.68     33.65   66.35
MN                                 12       2,897,205     0.55      7.270      2.250      1.825        1        722      76.03     0.00    12.89
MO                                  7       2,514,610     0.48      7.161      2.250      1.825        0        704      80.81     32.36   46.40
NC                                  5       1,184,344     0.23      7.462      2.250      1.825        2        704      81.46     0.00     0.00
NH                                  1         702,793     0.13      7.375      2.250      1.825        1        769      75.00     0.00   100.00
NJ                                  6       1,949,696     0.37      7.312      2.250      1.825        0        708      73.52     15.17    0.00
NM                                  6       1,726,066     0.33      7.325      2.250      1.825        0        710      77.91     0.00     0.00
NV                                 41      13,077,278     2.49      7.383      2.250      1.825        1        711      77.03     15.30   67.13
NY                                 12       3,840,173     0.73      7.770      2.250      1.825        2        706      72.27     0.00    83.01
OH                                  2         243,747     0.05      8.058      2.250      1.825        1        720      84.60     46.04   53.96
OK                                  1         234,305     0.04      7.125      2.250      1.825        1        668      78.00     0.00   100.00
OR                                 23       6,452,041     1.23      7.291      2.250      1.825        1        713      76.46     20.43   26.65
PA                                 10       3,248,601     0.62      7.459      2.250      1.825        1        702      76.57     10.12   54.52
RI                                  2         418,000     0.08      7.250      2.250      1.825        0        700      76.99     50.24   49.76
SC                                  5       3,234,547     0.62      7.301      2.250      1.825        1        725      74.03     0.00     0.00
TX                                  3         887,288     0.17      7.545      2.250      1.825        1        717      83.56     0.00    71.65
UT                                 21       6,918,349     1.32      7.271      2.250      1.825        1        711      76.49     33.06   44.11
VA                                 16       7,401,136     1.41      7.284      2.250      1.825        1        727      73.99     26.88   59.07
WA                                 53      18,366,770     3.50      7.267      2.250      1.825        1        712      75.25     19.58   50.69
WI                                  3         633,521     0.12      7.571      2.250      1.825        1        717      78.29     0.00     0.00
__________________________________________________________________________________________________________________________________________________
Total:                          1,401     524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62   53.26
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Original LTV                    Count         Balance   Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
0.01 - 50.00                       74      18,915,230     3.60      7.146      2.250      1.825        1        717      40.62     13.40   63.83
50.01 - 60.00                      84      29,116,003     5.55      7.056      2.250      1.825        1        710      56.70     26.24   59.07
60.01 - 70.00                     287     114,860,345    21.88      7.117      2.250      1.825        1        712      67.14     22.76   49.53
70.01 - 75.00                     228      98,440,327    18.75      7.279      2.250      1.825        1        704      74.23     27.76   50.46
75.01 - 80.00                     673     247,453,251    47.14      7.381      2.250      1.825        1        717      79.66     24.37   55.65
80.01 - 85.00                      12       4,276,380     0.81      7.602      2.250      1.825        1        709      83.86     38.39   38.77
85.01 - 90.00                      29       8,027,119     1.53      7.422      2.250      1.825        2        710      89.23     31.59   44.89
90.01 - 95.00                      14       3,800,325     0.72      7.458      2.250      1.825        1        733      94.64     28.86   20.11
__________________________________________________________________________________________________________________________________________________
Total:                          1,401     524,888,979    100.00     7.281      2.250      1.825        1        713      73.51     24.62   53.26
__________________________________________________________________________________________________________________________________________________
min: 14.00
max: 95.00
wa: 73.51
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Combined LTV                    Count         Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
0.01 - 50.00                       70      17,063,726    3.25       7.159      2.250      1.825        1        718     39.91     14.86    59.91
50.01 - 60.00                      81      27,214,146    5.18       7.071      2.250      1.825        1        710     56.08     26.76    59.42
60.01 - 70.00                     258     102,939,843    19.61      7.095      2.250      1.825        1        713     66.78     19.21    54.43
70.01 - 75.00                     158      65,125,099    12.41      7.317      2.250      1.825        1        707     73.70     30.14    50.70
75.01 - 80.00                     370     133,719,772    25.48      7.358      2.250      1.825        1        715     78.77     21.66    56.06
80.01 - 85.00                      45      17,325,858    3.30       7.300      2.250      1.825        1        713     78.57     23.25    53.13
85.01 - 90.00                     300     120,613,990    22.98      7.369      2.250      1.825        1        713     79.12     30.34    49.24
90.01 - 95.00                     118      40,533,985    7.72       7.358      2.250      1.825        1        716     79.86     24.84    50.69
95.01 - 100.00                      1         352,560    0.07       7.375      2.250      1.825        2        692     80.00     100.00    0.00
__________________________________________________________________________________________________________________________________________________
Total:                          1,401     524,888,979   100.00      7.281      2.250      1.825        1        713     73.51     24.62    53.26
__________________________________________________________________________________________________________________________________________________
min:   14.00
max:   96.00
wa:    77.60
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Silent Seconds                  Count  Balance          Percent     GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
N                               955   342,747,063       65.30      7.257      2.250    1.825           1        713     71.78     22.48    54.48
Y                               446   182,141,916       34.70      7.325      2.250    1.825           1        713     76.76     28.64    50.96
__________________________________________________________________________________________________________________________________________________
Total:                          1,401   524,888,979      100.00     7.281     2.250    1.825           1        713      73.51     24.62   53.26
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
FICO                            Count     Balance      Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
580 - 619                           1      384,396       0.07       7.250      2.250      1.825        2        611      70.00     0.00    100.00
620 - 659                         121    38,082,144      7.26       7.532      2.250      1.825        1        643      70.10    11.25     70.17
660 - 699                         460    180,286,559     34.35      7.361      2.250      1.825        1        680      73.76    24.30     56.27
700 - 749                         498    189,671,695     36.14      7.237      2.250      1.825        1        722      74.49    25.85     50.90
750 - 799                         295    107,922,042     20.56      7.150      2.250      1.825        1        770      72.87    28.01     46.94
800 - 819                          26     8,542,143      1.63       7.076      2.250      1.825        1        804      69.76    21.88     44.74
__________________________________________________________________________________________________________________________________________________
Total:                          1,401    524,888,979    100.00      7.281      2.250      1.825        1        713      73.51    24.62     53.26
__________________________________________________________________________________________________________________________________________________
nzmin: 611
max: 816
nzwa: 713
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Property Type                   Count         Balance  Percent      GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
2-4 FAMILY                         40      15,515,583    2.96       7.328      2.250      1.825        1        702      67.28    36.83    48.88
ATTACHED PUD                       31       7,289,332    1.39       7.242      2.250      1.825        1        723      72.52    25.47    56.89
CONDO                              74      21,519,703    4.10       7.324      2.250      1.825        1        733      74.85    30.81    48.49
CONDO HI-RISE                      10       3,059,907    0.58       7.447      2.250      1.825        1        746      74.18     9.36    61.95
CONDO MID-RISE                      4       1,351,452    0.26       7.393      2.250      1.825        2        700      80.94    26.85     8.70
DETACHED PUD                      227      92,937,495    17.71      7.264      2.250      1.825        1        717      74.61    28.56    42.34
MODULAR                             1         119,243    0.02       7.500      2.250      1.825        1        763      75.00     0.00   100.00
SINGLE FAMILY                   1,008     380,367,950    72.47      7.279      2.250      1.825        1        711      73.40    22.89    56.53
TOWNHOUSE                           6       2,728,315    0.52       7.323      2.250      1.825        1        724      73.88    28.24    32.15
__________________________________________________________________________________________________________________________________________________
Total:                          1,401     524,888,979   100.00      7.281      2.250      1.825        1        713      73.51    24.62    53.26
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Occupancy Code               Count        Balance       Percent     GWAC     Margin   Net Margin      Age      FICO       LTV       %1H       %3H
NON OWNER                    168        46,547,379       8.87       7.481    2.250      1.825          1       725       69.39     34.93     45.17
OWNER OCCUPIED             1,179       458,118,936      87.28       7.264    2.250      1.825          1       711       73.79     23.00     55.10
SECOND HOME                   54        20,222,664       3.85       7.186    2.250      1.825          1       719       76.53     37.52     30.27
__________________________________________________________________________________________________________________________________________________
Total:                       1,401       524,888,979     100.00     7.281     2.250    1.825           1        713      73.51     24.62   53.26
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Purpose                     Count         Balance      Percent      GWAC      Margin    Net Margin      Age      FICO    LTV     %1H       %3H
__________________________________________________________________________________________________________________________________________________
CASHOUT REFI                 774      288,359,320        54.94     7.287       2.250      1.825          1        709    70.76   20.58    58.75
PURCHASE                     238       87,454,581        16.66     7.276       2.250      1.825          1        729    78.56   33.03    37.75
RATE/TERM REFI               389      149,075,079        28.40     7.270       2.250      1.825          1        711    75.86   27.52    51.74
__________________________________________________________________________________________________________________________________________________
Total:                       1,401    524,888,979       100.00     7.281       2.250      1.825          1        713    73.51   24.62    53.26
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________

Documentation Type          Count      Balance         Percent      GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
FULL/ALT DOC                 180    56,149,485          10.70      7.166     2.250      1.825          1        725     74.61     19.43    49.40
REDUCED DOC                1,221   468,739,494          89.30      7.294     2.250      1.825          1        712     73.38     25.24    53.72
__________________________________________________________________________________________________________________________________________________
Total:                     1,401   524,888,979         100.00      7.281     2.250      1.825          1        713      73.51     24.62   53.26
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Index                       Count     Balance          Percent     GWAC       Margin   Net Margin    Age     FICO      LTV       %1H       %3H
LIBOR                          70    25,253,428          4.81      7.226      2.250    1.825         1      725      74.29     19.10     36.89
MTA                         1,331   499,635,551         95.19      7.283      2.250    1.825         1      712      73.47     24.90     54.09
__________________________________________________________________________________________________________________________________________________
Total:                      1,401   524,888,979        100.00      7.281      2.250    1.825         1      713      73.51     24.62     53.26
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Gross Margins                   Count     Balance       Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
2.001 - 2.500                   1,401    524,888,979     100.00     7.281      2.250      1.825        1        713      73.51     24.62    3.26
__________________________________________________________________________________________________________________________________________________
Total:                          1,401    524,888,979     100.00     7.281      2.250      1.825        1        713      73.51     24.62   53.26
__________________________________________________________________________________________________________________________________________________
min:   2.250
max:   2.250
wa:    2.250
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Max Rate                        Count      Balance      Percent     GWAC     Margin   Net Margin      Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
9.950                           1,398     524,235,516    99.88      7.281     2.250     1.825          1       713      73.50     24.65    53.29
9.995                               3         653,463     0.12      7.384     2.250     1.825          2       737      83.32      0.00    29.92
__________________________________________________________________________________________________________________________________________________
Total:                          1,401     524,888,979   100.00      7.281     2.250     1.825          1       713      73.51     24.62   53.26
__________________________________________________________________________________________________________________________________________________
min: 9.950
max: 9.995
wa:  9.950
__________________________________________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________________________________________
Months to Roll                  Count     Balance       Percent     GWAC      Margin   Net Margin     Age      FICO      LTV       %1H       %3H
__________________________________________________________________________________________________________________________________________________
55                                  2      582,412        0.11      7.667      2.250      1.825        5        743      80.00     44.42    55.58
56                                 25    10,025,628       1.91      7.754      2.250      1.825        4        709      72.92     31.49    51.77
57                                 73    25,228,554       4.81      7.394      2.250      1.825        3        710      74.77     33.31    48.15
58                                376    143,759,127     27.39      7.364      2.250      1.825        2        709      72.89     26.08    54.90
59                                557    206,115,294     39.27      7.247      2.250      1.825        1        716      73.07     22.90    51.58
60                                368    139,177,964     26.52      7.188      2.250      1.825        0        712      74.59     23.51    55.07
__________________________________________________________________________________________________________________________________________________
Total:                          1,401    524,888,979     100.00     7.281      2.250      1.825        1        713      73.51     24.62    53.26
__________________________________________________________________________________________________________________________________________________
min:   55
max:   60
wa:    59
__________________________________________________________________________________________________________________________________________________

NegAm Limit                     Count     Balance      Percent      GWAC     Margin    Net Margin      Age      FICO      LTV       %1H     %3H
__________________________________________________________________________________________________________________________________________________
110%                               12    3,840,173       0.73      7.770      2.250     1.825           2        706     72.27     0.00    83.01
115%                            1,389  521,048,806      99.27      7.277      2.250     1.825           1        713     73.52    24.80    53.04
__________________________________________________________________________________________________________________________________________________
Total:                          1,401   524,888,979     100.00      7.281     2.250    1.825           1        713      73.51     24.62   53.26
__________________________________________________________________________________________________________________________________________________

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